Exhibit 10.30

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is made effective as of the first day of March, 2012, (the “Effective Date”) by and between KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation (“Sublandlord”), and COMPUGEN, INC.„ a Delaware corporation (“Subtenant”). Sublandlord agrees to sublease to Subtenant, and Subtenant agrees to sublease from Sublandlord, those certain premises situated in the City and County of San Francisco, State of California, consisting of approximately 4,410 square feet of space on the first floor in that certain building located at 260 East Grand Avenue, as more particularly set forth on Exhibit “A” hereto (the “Subleased Premises”).

ARTICLE 1

MASTER LEASE AND OTHER AGREEMENTS

1.1 Subordinate to Master Lease. Except as specifically set forth herein, this Sublease is subject and subordinate to all of the terms and conditions of that certain Lease dated as of January 19, 2011 (the “Master Lease”) between Britannia Pointe Grand Limited Partnership, a Delaware corporation (“Master Landlord”) and Sublandlord as “Tenant”. Subtenant hereby assumes and agrees to perform the obligations of Tenant under the Master Lease to the extent incorporated herein. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit “B” and incorporated herein by this reference. Subtenant shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. Subtenant shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Landlord under the Master Lease, [and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, judgments, costs, demands, penalties, expenses, and damages of any kind whatsoever, including, without limitation, attorneys’ fees, consultants’ fees and costs and court costs, (“Claims”) by reason of any failure on the part of Subtenant to perform any of the obligations of Lessee under the Master Lease which Subtenant has become obligated hereunder to perform, and such indemnity and hold harmless shall survive the expiration or sooner termination of this Sublease, except to the extent any such Claims directly or indirectly arise out of or are attributable to the the gross negligence or willful misconduct of Sublandlord or Master Landlord. In the event of the termination of the Master Lease for any reason, then this Sublease shall terminate automatically upon such termination without any liability owed to Subtenant by Master ..Landlord, or by Sublandlord unless the termination is due to Sublandlord’s breach of the Master Lease and not due to Subtenant’s breach of the Sublease. Subtenant represents and warrants to Sublandlord that it has read and is familiar with the Master Lease.

1.2 Applicable Provisions. All of the terms and conditions contained in the Master Lease as they may apply to the Subleased Premises are incorporated herein and shall be terms and conditions of this Sublease, except those directly contradicted by the terms and conditions contained in this document, and specifically except for the following Paragraphs of the Master Lease which are not incorporated or are incorporated as modified herein: the Basic Lease

Information and Definitions that have different terms or definitions from those set forth in this Sublease and Sections 1.1.1, 1.1.4, 1.2, 1.3, 2, 3, 4, 6.1, 7.1 as to Building Systems and routine maintenance to the load bearing and exterior walls (which shall continue to be maintained by Sublandlord), 7.2, 15.4, 16, 21, 23, 28, 29.18, 29.21, 29.24, 29.27, Exhibits A and C. Each reference therein to “Landlord”, “Tenant” and “Lease” to be deemed to refer to Sublandlord, Subtenant, and Sublease, respectively, as appropriate. However, the following provisions that are incorporated herein, the reference to Landlord shall mean Master Landlord only or both Master Landlord and Sublandlord if stated as “(both)”: 5.3.1.1 (both), 5.3.1.2 (both), 5.3.1.3 (both), 5.3.1.5 (both), 5.3.2.1, 5.3.2.2, 7.4, 8 (both) and as modified by Section 7.2 herein, 10.2, 11, 13, 18, 19.5 (both), 26 (both), 27 (both), 29.13 (first sentence), 29.29, Exhibits D and E. All of the incorporated terms of the Master Lease as referenced and qualified above along with all of the following terms and conditions set forth in this document shall constitute the complete terms and conditions of this Sublease.

1.3 Obligations of Sublandlord. Notwithstanding anything herein contained, the only services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled under the Master Lease or which Sublandlord agrees to provide pursuant to the express terms of this Sublease. The parties acknowledge that Subtenant has no privity of contract with Master Landlord and therefore Sublandlord shall use its reasonable good faith efforts to obtain the performance by Master Landlord of its obligations under the Master Lease (including, without limitation all repair and maintenance obligations pursuant to Section 7.4 thereof). Subtenant shall reimburse Sublandlord for all reasonable costs incurred by Sublandlord in such efforts. Sublandlord shall have no liability to Subtenant or any other person for damage of any nature whatsoever as a result of the failure of Master Landlord to perform said obligations except where such failure is the result of Sublandlord’s breach of the Master Lease. With respect to any obligation of Subtenant to be performed under this Sublease, when the Master Lease grants Sublandlord a specific number of days to perform its obligations thereunder, Subtenant shall have two (2) fewer days to perform. With respect to approval required to be obtained by “Landlord” under the Master Lease, such consent must be obtained from Master Landlord and Sublandlord and the approval of Sublandlord will be deemed withheld if Master Landlord’s consent is not obtained. Sublandlord will duly notice Master Landlord of requests for consent by Subtenant, but retains the right to make its own independent determination of consent pursuant to the terms of this Sublease.

ARTICLE 2

TERM

2.1 Term. The term of this Sublease shall commence on the date on which the Sublandlord obtains the consent of Master Landlord set forth in Article 10 below and delivers exclusive possession of the Subleased Premises to Subtenant. This shall be referred to as the “Commencement Date.” The term of this Sublease shall end on June 30, 2014, unless sooner terminated pursuant to any provision of the Master Lease applicable to the Subleased Premises (the “Expiration Date”). Sublandlord shall have no obligation to Subtenant to exercise any of its options to extend under the Master Lease. In the event the Commencement Date has not occurred on or before March 1, 2012, Subtenant shall have the right to terminate this Sublease without penalty by delivery of written notice to Sublandlord, and Sublandlord will promptly return all monies paid to Sublandlord by Subtenant on account of this Sublease.

2.2 Option to Extend. Subtenant shall have no option to extend this Sublease.

ARTICLE 3

RENT

3.1 Rent. Subtenant shall pay to Sublandlord each month during the term of this Sublease, rent, in advance, on execution hereof for the first month and on or before the first of each month thereafter (“Base Rent”). Rent for partial months at the commencement or termination of this Sublease shall be prorated. Rent shall be paid to the Sublandlord at its business address noted herein, or at any other place Sublandlord may from time to time designate by written notice mailed or delivered to Subtenant. Base Rent schedule is as follows:

Months	Base Rent per month	Total
Effective date — 6/30/2012	$19,845.00	$79,380.00
7/1/2012 — 6/30/2013	$19,845.00	$238,140.00
7/1/2013 — 6/30/2014	$19,845.00	$238,140.00

All measurements noted in this Section are included in the Master Lease. Subtenant acknowledges all square footage measurements noted and relied on in this Sublease and the Master Lease are estimates, and no adjustments shall be made based upon any actual measurements which may be made.

3.2 Sublandlord Services. The parties agree that the monthly Base Rent is also inclusive of all services provided by Sublandlord as set forth in Section 7.5.

ARTICLE 4

SECURITY DEPOSIT

4.1 Security Deposit. Upon execution hereof, Subtenant shall deposit with Sublandlord the sum of thirty-nine thousand six-hundred ninety and 00/100 Dollars ($39,690.00) as and for a Security Deposit to secure Subtenant’s full and timely performance of all of its obligations hereunder, representing first two months base rent. If Subtenant fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults and/or fails to perform with respect to any provision of this Sublease, Sublandlord may (but shall not be obligated to) use, apply, or retain all or any portion of the Security Deposit for payment of any sum for which Subtenant is obligated or which will compensate Sublandlord for any foreseeable or unforeseeable loss or damage which Sublandlord may suffer thereby including, without limitation, any damage that will result in the future through the Sublease Term, to repair damage to the Subleased Premises, to clean the Subleased Premises at the end of the Sublease Term or for any loss or damage caused by the act or omission of Subtenant or Subtenant’s officers, agents, employees, independent contractors or invitees. Subtenant waives the provisions of California Civil Code Section 1950.7 and all other provisions of law now in force or that become in force after the date of execution of this Sublease that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Subtenant or to clean the Subleased Premises. Any such use, application, or retention shall not constitute a waiver by Sublandlord of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of the Security Deposit is so used, applied, or retained, Subtenant shall, within ten (10) days after delivery of written demand from Sublandlord, restore the Security Deposit to its original amount. Subtenant’s failure to do so shall constitute a material breach of this Sublease, and in such event Sublandlord may elect, among or in addition to other remedies, to terminate this Sublease. Sublandlord shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sublandlord alone shall be entitled to any interest or earnings thereon and Sublandlord shall have the free use of same. If Subtenant fully and faithfully performs all of its obligations hereunder, then so much of the Security Deposit as remains shall be returned to Subtenant (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration or sooner termination of the Sublease Term, or (ii) Subtenant’s surrender of possession of the Subleased Premises to Sublandlord.

ARTICLE 5

CONDITION OF SUBLEASED PREMISES

5.1 Condition of the Subleased Premises. Subtenant acknowledges that as of the Commencement Date, Subtenant shall have inspected the Subleased Premises, and every part thereof, and by taking possession shall have acknowledged that the Subleased Premises is in good condition and without need of repair, and Subtenant accepts the Subleased Premises “as is”, Subtenant having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Subleased Premises. Subtenant accepts the Subleased Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Subleased Premises and any covenants or restrictions of record. Notwithstanding the foregoing, Sublandlord will ensure that all systems and equipment (including the Building Systems) serving the Subleased Premises and the Building are in good working order as of the Commencement Date and that the Building is in compliance with applicable laws, codes and ordinances in effect as of such date and that Sublandlord’s current use is in compliance with applicable zoning ordinances. Except as set forth above, Subtenant acknowledges that neither Sublandlord nor Master Landlord have made any representations or warranties as to the condition of the Subleased Premises or its present or future suitability for Subtenant’s purposes. Sublandlord hereby grants to Subtenant, for the benefit of Subtenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublandlord under the terms hereof.

5.2 Surrender. Subtenant shall keep the Subleased Premises, and every part thereof in good order and repair. In addition to Subtenant’s requirements under the Master Lease, Subtenant shall surrender the Subleased Premises in the same condition as received, ordinary wear and tear excepted, provided Subtenant performs all necessary maintenance, repair and cleaning to maintain the Subleased Premises in the condition it was delivered at the Commencement Date.

ARTICLE 6

INSURANCE

6.1 Subtenant’s Insurance. With respect to the Tenant’s insurance under the Master Lease, the same is to be provided by Subtenant as described in the Master Lease, and such policies of insurance shall include as additional insureds Master Landlord, Sublandlord and any lender as required by Master Landlord.

6.2 Sublandlord’s Insurance. Sublandlord will carry, or for purposes of this Sublease will be treated as if it carried, rental interruption insurance.

6.3 Waiver of Subrogation. With respect to the waiver of subrogation contained in Section 10.5 of the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Landlord, Sublandlord and Subtenant (and Master Landlord’s consent to this Sublease shall be deemed to constitute its approval of this modification).

ARTICLE 7

USE OF SUBLEASED PREMISES; PARKING; IMPROVEMENTS

7.1 Use of Subleased Premises. Subtenant shall use the Subleased Premises only for those purposes permitted in the Master Lease.

7.2 Alterations; Improvements. Subtenant shall not make any alterations, improvements, or modifications to the Subleased Premises without the express prior written consent of Sublandlord and of Master Landlord, which consent by Sublandlord shall not be unreasonably withheld. Subtenant shall reimburse Master Landlord and Sublandlord for all costs which Master Landlord and Sublandlord may incur in connection with granting approval to Subtenant for any alterations and additions, including, without limitation, Master Landlord’s and Sublandlord’s reasonable attorneys’ fees and costs. Subtenant shall provide Master Landlord and Sublandlord with a set of “as-built” drawings for any such work, together with copies of all permits obtained by Subtenant in connection with performing any such work, within fifteen (15) days after completing such work. Sublandlord may impose as a condition of its consent to such alterations, improvements, or modifications, such requirements as Sublandlord may deem reasonable and desirable, including, but not limited to the requirement that Subtenant utilize for such purposes only contractor(s), materials, mechanics and materialmen approved by Sublandlord and that Subtenant, and/or Subtenant’s contractor(s) post a payment and/or completion bond to guarantee the performance of its construction obligations hereunder. On termination of this Sublease, Subtenant shall remove any or all of such improvements and restore the Subleased Premises (or any part thereof) to the same condition as of the Commencement Date of this Sublease, reasonable wear and tear excepted or as otherwise instructed in writing by either Sublandlord or Master Landlord. Should Subtenant fail to remove such improvements and restore the Subleased Premises on termination of this Sublease unless instructed otherwise in writing as set forth above, Sublandlord shall have the right to do so, and charge Subtenant therefor, plus a service charge of ten percent (10%) of the costs incurred by Sublandlord.

7.3 Parking. So long as Subtenant is not in default and subject to the rules and regulations imposed from time to time by Master Landlord or Sublandlord, Subtenant shall have the right to the non-exclusive use of ten (10) parking spaces in the common parking areas at no additional cost to Subtenant.

7.4 Covenant of Quiet Enjoyment. Sublandlord represents that (i) the Master Lease is in full force and effect and (ii) there are no defaults, as defined in the Master Lease, on Sublandlord’s part under the Master Lease as of the Commencement Date and (iii) that Sublandlord has the full right, power and authority to enter into this Sublease (subject to the consent of Master Landlord). Subject to this Sublease terminating in the event the Master Lease is terminated, if Subtenant performs all the provisions in this Sublease to be performed by Subtenant prior to the expiration of all applicable notice and cure periods, Subtenant will have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Subleased Premises.

7.5 Services to be provided by Sublandlord. Sublandlord shall provide, at no additional cost to Subtenant, the following services: (i) natural gas, electricity and water associated with chemistry laboratory use; (ii) garbage and janitorial services (non-biohazard) consistent with the service provided at the time of this Sublease; (iii) general building system maintenance (lighting, HVAC, plumbing and electrical), performed by Sublandlord’s facility personnel within the Sublease Premises; (iv) use of the existing RO/DI water system (at standard lab DI water quality); (v) storage of Hazardous Materials (as defined in the Master Lease) used or generated by Subtenant in the Subleased Premises (“Subtenant Haz Mat”); provided, however, that Subtenant shall contract directly with (and be solely responsible for payment to) Sublandlord’s provider for pick-up and disposal of such Subtenant Haz Mat; and further provided that Sublandlord shall not be deemed an owner, operator, generator or transporter of such Subtenant Haz Mat and Subtenant shall indemnify Sublandlord for any claims, liabilities, judgments, costs, demands, penalties, expenses, and damages of any kind whatsoever, including, without limitation, attorneys’ fees, consultants’ fees and costs and court costs, relating to any claim that Sublandlord is the owner, operator, generator, or transporter of such Subtenant Haz Mat (such indemnity shall survive the expiration or earlier termination of this Sublease); (vi) shipping, receiving, and handling and incoming materials management; (vii) use of the existing security card system. Any other services provided to Subtenant not expressly provided above, shall be at the sole cost and expense of Subtenant.

ARTICLE 8

ASSIGNMENT, SUBLETTING & ENCUMBRANCE

8.1 Consent Required. Subtenant shall not assign this Sublease or any interest therein nor shall Subtenant sublet, license, encumber or permit the Subleased Premises or any part thereof to be used or occupied by others, without Sublandlord’s and Master Landlord’s prior written consent. Sublandlord’s consent shall not be unreasonably withheld provided, however, Sublandlord’s withholding of consent shall in all events be deemed reasonable if for any reason Master Landlord’s consent is not obtained. The consent by Sublandlord and Master Landlord to any assignment or subletting shall not waive the need for Subtenant (and Subtenant’s assignee or subtenant) to obtain the consent of Sublandlord and Master Landlord to any different or further assignment or subletting. All conditions and standards set forth in the Master Lease regarding assignments and subletting shall apply, and to the extent there are any Bonus Rents, (Rent paid by such Assignee or SubSubtenant in excess of Rent paid by Subtenant hereunder) subtenant shall provide the Master Landlord with the amounts it is entitled to under the Master Lease.

8.2 Form of Document. Every assignment, agreement, or sublease shall (i) recite that it is and shall be subject and subordinate to the provisions of this Sublease, that the assignee or subtenant assumes Subtenant’s obligation hereunder, that the termination of this Sublease shall at Sublandlord’s sole election, constitute a termination of every such assignment or sublease, and (ii) contain such other terms and conditions customary for a sub-sublease of this type as shall be reasonably requested or provided by Sublandlord’s attorneys.

8.3 No Release of Subtenant. Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of Subtenant’s obligation or alter the primary liability of Subtenant to pay the Rent and to perform all other obligations to be performed by Subtenant hereunder except to the extent that Sublandlord and Master Landlord consent to such release in writing. The acceptance of Rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Subtenant, in the performance of any of the terms hereof, Sublandlord may proceed directly against Subtenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

8.4 Default. An involuntary assignment shall constitute a default and Sublandlord shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Subtenant.

ARTICLE 9

DEFAULT

9.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a default by Subtenant: (i) failure to pay Rent or any other amount within three (3) days after notice the same is past due; (ii) all those items of default set forth in the Master Lease where the obligation is incorporated in this Sublease which remain uncured after the cure period provided in the Master Lease; or (iii) Subtenant’s failure to perform timely and remain uncured after fifteen (15) days written notice of the default, any other material provision of this Sublease.

9.2 Sublandlord’s Remedies. Sublandlord shall have the remedies set forth in the Master Lease as if Sublandlord is Master Landlord in the event of a default by Subtenant of any obligation of Sublandlord assumed by Subtenant under this Sublease that constitutes a default under Section 19 of the Master Lease. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

9.3 Subtenant’s Right to Possession Not Terminated. Sublandlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after. lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Sublandlord may continue this Sublease in full force and effect, and Sublandlord shall have the right to collect rent and other sums when due. During the period Subtenant is in default, Sublandlord may enter the Subleased Premises and relet them, or any part of them, to third parties for Subtenant’s account and alter or install locks and other security devices at the Subleased Premises. Subtenant shall be liable immediately to Sublandlord for all costs Sublandlord incurs in reletting the Subleased Premises, including, without limitation, attorneys’ fees, brokers’ commissions, expenses of remodeling the Subleased Premises required by the reletting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Sublease and rent received by Sublandlord shall be applied to (i) first, any indebtedness from Subtenant to Sublandlord other than rent due from Subtenant; (ii) second, all costs incurred by Sublandlord in reletting, including, without limitation, brokers’ fees or commissions and attorneys fees, the cost of removing and storing the property of Subtenant or any other occupant, and the costs of repairing, altering, maintaining, remodeling or otherwise putting the Subleased Premises into condition acceptable to a new Subtenant or Subtenants; (iii) third, rent due and unpaid under this Sublease. After deducting the payments referred to in this subsection 9.3, any sum remaining from the rent Sublandlord receives from reletting shall be held by Sublandlord and applied in payment of future rent and other amounts as rent and such amounts become due under this Sublease. In no event shall Subtenant be entitled to any excess rent received by Sublandlord.

9.4 All Sums Due and Payable as Rent. Subtenant shall also pay without notice, or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Subtenant in any of the provisions of this Sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sublandlord shall have all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.

9.5 No Waiver. Sublandlord may accept Subtenant’s payments without waiving any rights under the Sublease, including rights under a previously served notice of default. No payment by Subtenant or receipt by Sublandlord of a lesser amount than any installment of rent due or other sums shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublandlord may accept such check or payment without prejudice of Sublandlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Sublease, at law or in equity. If Sublandlord accepts payments after serving a notice of default, Sublandlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Subtenant any further notice or demand. Furthermore, Sublandlord’s acceptance of Rent from Subtenant when the Subtenant is holding over without express written consent does not convert Subtenant’s tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this Sublease shall be implied by any failure of Sublandlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Sublandlord or Subtenant of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublandlord or Subtenant shall impair such right or remedy or be construed as a waiver thereof. No act or conduct of Sublandlord, including, without limitation the acceptance of keys to the Subleased Premises shall constitute acceptance or the surrender of the Subleased Premises by Subtenant before the Expiration Date. Only written notice from Sublandlord to Subtenant of acceptance shall constitute such acceptance or surrender of the Subleased Premises. Sublandlord’s consent to or approval of any act by Subtenant which requires Sublandlord’s consent or approval shall not be deemed to waive or render unnecessary Sublandlord’s consent to or approval of any subsequent act by Subtenant.

9.6 Sublandlord Default. For purposes of this Sublease, Sublandlord shall not be deemed in default hereunder unless and until Subtenant shall first deliver to Sublandlord thirty (30) days’ prior written notice, and Sublandlord shall fail to cure said default within said thirty (30) day period, or in the event Sublandlord shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently prosecute the same to completion. If Sublandlord (a) does not commence performance within such thirty (30) calendar day period, or (b) fails to diligently commence and pursue such performance to completion, and the effect of such failure associated with such non-performance materially interferes with Subtenant’s use of the Subleased Premises, Subtenant may perform Sublandlord’s obligation, at Sublandlord’s expense (if the cost of such performance obligations are included in Base Rent), and Sublandlord shall reimburse Subtenant within thirty (30) days of Subtenant’s delivery to Sublandlord of written proof that such performance costs have been paid by Subtenant.

9.7 Notice of Event of Default under Master Lease. Sublandlord shall notify Subtenant of any Event of Default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant’s ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublandlord’s receipt of notice from Master Landlord of an Event of Default or Sublandlord’s actual knowledge of such impairment.

9.8 No Default of Master Lease. Sublandlord will not voluntarily do, or fail to do, anything which will constitute a default under the Master Lease or permit the Master Lease to be terminated for any reason. Sublandlord hereby agrees to defend, indemnify and hold harmless Subtenant from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from Sublandlord’s breach of any provisions of this Sublease, including, without limitation, the provisions of this Section 9.8. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

ARTICLE 10

CONSENT OF MASTER LANDLORD

10.1 Precondition. The Master Lease requires that Sublandlord obtain the consent of Master Landlord to any subletting by Sublandlord. This Sublease shall not be effective unless and until Master Landlord signs a consent to this subletting satisfactory to Sublandlord. Subtenant will sign such consent if required by Master Landlord as reasonably presented by Master Landlord.

ARTICLE 11

HAZARDOUS MATERIALS

11.1 Hazardous Materials.

11.1.1 Environmental Questionnaire. Prior to occupying Subleased Premises, Subtenant shall provide to Sublandlord a fully and accurately completed Pre-leasing Environmental Exposure Questionnaire (“Environmental Questionnaire”; Exhibit E to the Master Lease), which Sublandlord will deliver to Landlord in accordance with the terms and conditions of Section 5.3.1.1 of the Master Lease. Upon Sublandlord’s request or in the event of any material change in the use of Hazardous Materials at the Subleased Premises, Subtenant shall deliver to Sublandlord an updated Environmental Questionnaire at least once per year. Subtenant shall comply with all other terms, conditions, obligations, representations and warranties of Subtenant to Landlord and Sublandlord (as applicable) under Section 5.3.1 of the Master Lease, as incorporated by Section 1.2 herein.

11.1.2 Subtenant Indemnity. Subtenant shall be solely responsible for and shall defend, indemnify and hold Sublandlord and its partners, officers, directors, employees and agents harmless from and against all Claims arising out of or caused in whole or in part, directly or indirectly, by or in connection with Subtenant’s storage, use, disposal or discharge of Hazardous Materials at the Subleased Premises, whether in violation of this section or not, or Subtenant’s failure to comply with any applicable laws governing the storage, use disposal or discharge of Hazardous Materials. Subtenant shall further be solely responsible for and shall defend, indemnify and hold Sublandlord harmless from and against any and all Claims arising out of or in connection with the removal, cleanup, detoxification, decontamination and restoration work and materials necessary to return the Subleased Premises to their condition existing prior to Subtenant’s storage, use or disposal of the Hazardous Materials on the Subleased Premises. For the purposes of this indemnity provision, any acts or omissions of Subtenant or by employees, agents, assignees, contractors or subcontractors of Subtenant (whether or not they are negligent, intentional or unlawful) shall be strictly attributable to Subtenant. Subtenant’s obligations under this section shall survive the termination of this Sublease. Notwithstanding the foregoing, nothing in this Sublease will be construed or is intended to impose any liability, obligation or responsibility on Subtenant for any Hazardous Materials existing in the Subleased Premises prior to the Commencement Date or which was brought onto the Building by Sublandlord, Master Landlord, or any third party.

11.1.3 Sublandlord Indemnity. Sublandlord shall be solely responsible for and shall defend, indemnify and hold Subtenant and its partners, officers, directors, employees and agents harmless from and against all Claims arising out of or caused in whole or in part, directly or indirectly, by or in connection with Sublandlord’s storage, use, disposal or discharge of Hazardous Materials at the Premises, whether in violation of this section or not, or Sublandlord’s failure to comply with any applicable laws governing the storage, use disposal or discharge of Hazardous Materials. Sublandlord shall further be solely responsible for and shall defend, indemnify and hold Subtenant harmless from and against any and all Claims arising out of or in connection with the removal, cleanup, detoxification, decontamination and restoration work and materials necessitated by Sublandlord’s use of Hazardous Materials. For the purposes of this indemnity provision, any acts or omissions of Sublandlord or by employees, agents, assignees, contractors or subcontractors of Sublandlord (whether or not they are negligent, intentional or unlawful) shall be strictly attributable to Sublandlord. Sublandlord’s obligations under this section shall survive the termination of this Sublease.

ARTICLE 12

MISCELLANEOUS

12.1 Conflict with Master Lease Interpretation. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sublease. No presumption shall apply in the interpretation or construction of this Sublease as a result of Sublandlord having drafted the whole or any part hereof.

12.2 Remedies Cumulative. The rights, privileges, elections, and remedies of Sublandlord in this Sublease, at law, and in equity are cumulative and not alternative.

12.3 Waiver of Redemption. Subtenant hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublandlord shall obtain a judgment for possession of the Subleased Premises.

12.4 Damage and Destruction; Condemnation. In the event of any damage, destruction, casualty, condemnation or threat of condemnation affecting the Subleased Premises, Rent payable hereunder shall be abated but only to the extent that Rent is abated under the Master Lease with respect to the Subleased Premises. Subtenant shall have no right to terminate this Sublease in connection with any damage, destruction, casualty, condemnation or threat of condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof

12.5 Holding Over. Subtenant shall have no right to Holdover. If Subtenant does not surrender and vacate the Subleased Premises at the Expiration Date of this Sublease, Subtenant shall be a tenant at sufferance, or at the sole election of Sublandlord, a month to month tenancy, and the parties agree in either case that the reasonable rental value, if at sufferance, or the Rent if a month to month tenancy shall be the monthly rate of one hundred and fifty percent (150%) of the monthly Rent set forth in Article 3, and if the definition of Rent in either case does not include additional rent, then with any additional rent due and payable during such holdover period of time. In connection with this Paragraph 12.5, Sublandlord and Subtenant agree that the reasonable rental value of the Subleased Premises following the Expiration Date of the Sublease shall be the amounts set forth above per month. Sublandlord and Subtenant acknowledge and agree that, under the circumstances existing as of the Effective Date, it is impracticable and/or extremely difficult to ascertain the reasonable rental value of the Subleased Premises on the Expiration Date and that the reasonable rental value established herein is a reasonable estimate of the damage that Sublandlord would suffer as the result of the failure of Subtenant to timely surrender possession of the Subleased Premises. The parties acknowledge that the liquidated damages established herein is not intended as a forfeiture or penalty within the meaning of California Civil Code sections 3275 or 3369, but is intended to constitute liquidated damages to Sublandlord pursuant to California Civil Code sections 1671, 1676, and 1677. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublandlord if Subtenant fails to surrender the Subleased Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify, defend and hold Sublandlord harmless from all Claims resulting from such failure, including, without limitation, any Claims by any third parties based on such failure to surrender. Furthermore, in the event that Subtenant fails to surrender the Premises after such time that (a) the Master Lease has expired and (b) Sublandlord has surrendered its premises under the Master Lease, then the rate for month to month tenancy at sufferance shall be one hundred and fifty percent of any and all Rent due to Master Landlord from Sublandlord under the holdover provisions of the Master Lease.

12.6 Furniture. Subtenant may use certain furniture and fixtures located in the Subleased Premises as set forth on Exhibit C (“Furniture”). Subtenant accepts the Furniture in its “as is” condition and Sublandlord makes no warranty as to the condition of the Furniture or its present or future suitability for Subtenant’s purposes. Upon termination of this Sublease, Subtenant shall return the Furniture to Sublandlord in the same condition as received, ordinary wear and tear excepted conditioned on the obligation of Subtenant to use the Furniture in a careful and proper manner and to clean and repair the Furniture in the manner necessary to maintain the Furniture in the condition it was initially provided to Subtenant, ordinary wear and tear excepted. Subtenant shall be liable for any damage to the Furniture and solely responsible for all costs associated with the maintenance, cleaning and repair of the Furniture, ordinary wear and tear excepted.

12.7 Signage. Subtenant shall not place any other signs on or about the Subleased Premises without Sublandlord’s and Master Landlord’s prior written consent. All signs shall be at Subtenant’s sole cost and shall comply with the terms of the Master Lease and with all local, federal and state rules, regulations, statutes, and ordinances at all times during the Sublease Term. Subtenant acknowledges and agrees that its request for consent to signage shall be limited to signage at the Subleased Premises. Subtenant, at Subtenant’s cost, shall remove all such signs and graphics prior to the termination of this Sublease and repair any damage caused by such removal.

12.8 Offer. Preparation of this Sublease by either Sublandlord or Subtenant or either parties’ agent and submission of same to Sublandlord or Subtenant shall not be deemed an offer to Sublease. This Sublease is not intended to be binding until executed and delivered by all Parties hereto.

12.9 Due Authority. If Subtenant signs as a corporation, Subtenant represents and warrants that the person(s) signing below have the authority to bind Subtenant, Subtenant has been and is qualified to do business in the State of California, and the corporation has full right and authority to enter into this Sublease. If Subtenant signs as a partnership, trust or other legal entity, each of the persons executing this Sublease on behalf of Subtenant represent and warrant that they have the authority to bind Subtenant, Subtenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of California and such entity has full right and authority to enter into this Sublease. Subtenant agrees to furnish promptly upon request a corporate resolution, proof of clue authorization by partners, or other appropriate documentation evidencing the authorization of Subtenant to enter into this Sublease.

12.10 Multiple Counterparts. This Sublease may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Sublease transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

12.11 Building Contaminants. To prevent the contamination, growth, or deposit of any mold, mildew, bacillus, virus, pollen, or other micro-organism (collectively, “Biologicals”) and the deposit, release or circulation of any indoor contaminants including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, “Contaminants”) that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an “Occupant”), Sublandlord and Subtenant shall, at their sole cost and expense, at all times during the term hereof (1) operate the Premises and Subleased Premises (respectively) in such a manner to reasonably prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers, and any other locations where stagnant water or moisture could accumulate, and (2) otherwise operate the Premises and Subleased Premises (as applicable) to prevent the generation, growth, deposit, release or circulation of any Contaminants.

12.12 Effect of Conveyance. As used in this Sublease, the term “Sublandlord” means the holder of the Tenant’s/Lessee’s interest under the Master Lease. In the event of any assignment or transfer of the Tenant’s/Lessee’s interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of the future performance of all covenants and obligations of Sublandlord hereunder if such future performance is assumed by the transferee in a writing and a copy thereof is delivered to Subtenant. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the Tenant’s/Lessee’s interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto if such transferee assumes in writing Sublandlord’s obligations with regard to such security in a writing delivered to Subtenant.

ARTICLE 13

BROKER’S COMMISSIONS

13.1 Commission. Sublandlord and Subtenant represent and warrant to each other that each has not dealt with any broker and with no other agent, finder, or other such person with respect to this Sublease.

ARTICLE 14

NOTICES AND PAYMENTS

14.1 Certified Mail. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses:

To the Sublandlord:	260 East Grand Ave.
South San Francisco, CA 94080
Attention: Jeanne Jew

with a copy to:	Hopkins & Carley, ALC
70 South First Street
San Jose, CA 95113
Attention: Garth E. Pickett, Esq.

To the Subtenant:	At the Subleased Premises, whether or not Subtenant has abandoned or vacated the Subleased Premises or notified the Sublandlord of any other address

With a copy to:	Compugen Ltd.
Pinellas Rosen 72, Tel Aviv 69512
Tel: 972-765-8546
Fax: 972-3-765-8555
Attn: Dikla Czaczkes Axselbrad
with a copy to General Counsel

14.2 When this Sublease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Sublease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute

ARTICLE 15

ATTORNEYS’ FEES AND COSTS

15.1 Sublandlord Made Party to Litigation. If Sublandlord becomes a party to any litigation brought by someone other than Subtenant and concerning this Sublease, the Subleased Premises, or Subtenant’s use and occupancy of the Subleased Premises to the extent, based upon any real or alleged act or omission of Subtenant or its authorized representatives, Subtenant shall be liable to Sublandlord for reasonable attorneys’ fees and court costs incurred by Sublandlord in the litigation.

15.2 Certain Litigation Between the Parties. In the event any action or proceeding at law or in equity or any arbitration proceeding be instituted by either party, for an alleged breach of this Sublease, to recover rent, to terminate the tenancy of Subtenant at the Subleased Premises, or to enforce, protect, or establish any right or remedy of a party to this Sublease Agreement, the prevailing party (by judgment or settlement (it being understood that for the purpose of any settlement, the prevailing party shall be the party receiving substantially the relief requested) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys’ fees, expert witness fees, and court costs as may be fixed by the court or jury. The Prevailing Party, for the purpose of any settlement, dismissal or summary judgment, shall be the party receiving substantially the relief requested

15.3 Sublandlord’s Costs. In any case where Subtenant requests permission from Sublandlord to assign, sublet, make alterations, or receive any other consent or obtain any waiver from or modification to the terms of this Sublease, Subtenant shall pay to Sublandlord Sublandlord’s reasonable attorney’s fees incurred by Sublandlord in reviewing such request.

ARTICLE 16

EXHIBITS

16.1 Exhibits and Attachments. All exhibits and attachments to this Sublease are a part hereof.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease on the date first set forth above.

SUBLANDLORD		SUBTENANT

KALOBIOS PHARMACEUTICALS, INC.,		COMPUGEN, INC.,
a Delaware corporation		a Delaware corporation

/s/ David W. Pritchard		/s/ Anat Cohen-Dayag
By:	David W. Pritchard	By:	Anat Cohen-Dayag
Its:	Chief Executive Officer	Its:	President & CEO